EXHIBIT 99.1

Bridger Aerospace Announces First Quarter 2024 Results

Earliest Seasonal Deployment Positions the Company for Record Growth

BELGRADE, Mont., May 13, 2024 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger”, “the Company” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported results for the first quarter ended March 31, 2024. The Company also reiterated its 2024 revenue and adjusted EBITDA guidance supported by the earliest seasonal deployment in company history.

Highlights:

  Earliest seasonal deployment of Super Scooper and surveillance aircraft in company history leads to highest first quarter revenue and positions the company for another record year
  Completed a $9.8 million equity financing in April 2024 with participation and support from existing investors as well as members of the management team and Board of Directors
  Spanish Scooper maintenance work on schedule
  First quarter 2024 adjusted EBITDA improvement of 35% to negative ($6.9 million) compared to the first quarter of 2023
  On track to grow 2024 Adjusted EBITDA by over 80% from 2023 to between $35 million to $51 million, consistent with previously issued guidance

“With the recent capital infusion, the earliest fleet deployment in company history and a more efficient operational structure, we are well positioned to achieve record growth in 2024,” commented Tim Sheehy, Bridger Aerospace’s Chief Executive Officer. “Two of our Super Scoopers were deployed in early March for over six weeks to support Texas and Oklahoma during their largest wildfires on record. Our remaining four Scoopers are completing maintenance, training, and other contracted activities as we prepare for the seasonal start to the wildfire season. In addition, our multi-mission and Air Attack aircraft have already been deployed in support of dozens of fires nationwide. With this full spectrum of aviation resources, we are uniquely positioned to assist our state, federal and international customers in protecting lives and property from the growing threat of wildfires.”

First Quarter 2024 Results
Bridger is proud to report record first quarter revenue and activity with revenue of $5.5 million in the first quarter of 2024 compared to $365,000 in the first quarter of 2023. First quarter revenue, while seasonally lower as Bridger schedules annual fleet maintenance activities in preparation for the U.S. wildfire season, benefitted from the earliest deployment in the Company’s history of its Super Scooper and surveillance aircraft to Texas and Oklahoma and revenue from return to service work performed on the Spanish Super Scoopers as part of our partnership agreement.

Cost of revenues in the first quarter of 2024 increased 27% to $9.2 million and was comprised of flight operations expenses of $5.0 million and maintenance expenses of $4.2 million. This compares to $7.2 million in the first quarter of 2023, which included $3.7 million of flight operations expenses and $3.5 million of maintenance expenses. The increase is due to higher flight operation expenses related to the earlier than typical fleet deployment as well as higher employee labor and other expenses associated with an additional aircraft.

Selling, general and administrative expenses were $11.6 million in the first quarter of 2024 compared to $33.2 million in the first quarter of 2023. The decrease was primarily attributable to lower non-cash stock-based compensation expense in the first quarter of 2024 compared to the first quarter of 2023 as a result of the restricted stock units (“RSUs”) issued in connection with the January 2023 business combination with Jack Creek Investment Corp. The decrease was also partially attributable to lower professional service fees in the first quarter of 2024 compared to the first quarter of 2023 which included professional fees incurred in conjunction with the business combination.

Interest expense for the first quarter of 2024 increased to $5.9 million from $5.7 million in the first quarter of 2023. Bridger also reported Other Income of $1.2 million for the first quarter of 2024 compared to $1.1 million for the first quarter of 2023.

For the first quarter of 2024, Bridger reported a net loss of $20.1 million compared to a net loss of $44.7 million in the first quarter of 2023. The lower net loss in the first quarter of 2024 was primarily driven by reduced SG&A as described above. Adjusted EBITDA improved to negative ($6.9) million in the first quarter of 2024, compared to negative ($10.7) million in the first quarter of 2023. Given the seasonal nature of Bridger’s current business, the first and fourth quarters of each year are budgeted to be in a net loss and negative EBITDA position.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

As of April 30, 2024, the Company’s cash and restricted cash balance was $26.5 million.

Business Outlook

Supported by earlier than normal flight activity in Texas and Oklahoma, Bridger remains on track to report Adjusted EBITDA of $35 million to $51 million on revenue of $70 million to $86 million for 2024. Adjusted EBITDA margins are projected to benefit from the recent reductions to the Company’s largely fixed cost structure. This guidance range is consistent with prior guidance first issued in November 2023 and reconfirmed in February 2024 and excludes any impact from the Spanish Super Scoopers which are undergoing maintenance work in order to be returned to service. Our international expansion into Spain, which commenced in the fourth quarter of 2023, is on schedule and is expected to provide meaningful operational and revenue growth for future years.

Given the Company’s largely fixed cost structure and seasonality of our business, Bridger typically generates positive Adjusted EBITDA in the second and third quarters each year, during the bulk of the wildfire season and negative Adjusted EBITDA in the first and fourth quarters, with the first quarter of every year typically the most working capital constrained due to fleet maintenance in the winter months coupled with minimal revenue.

Conference Call
Bridger Aerospace will hold an investor conference call on Monday, May 13, 2024 at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results, its current financial position and business outlook. Interested parties can access the conference call by dialing 1-800-274-8461 or 1-203-518-9783 and using the ID BRIDGER. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through May 20, 2024 by calling 844-512-2921 or 412-317-6671 and using the passcode 11155860. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace
Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

Forward Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet, including references to Bridger’s acquisition of and/or right to use the four Super Scoopers including the expected closing timings thereof, the anticipated benefits therefrom, and the ultimate structure of such acquisitions and/or right to use arrangements; (2) Bridger’s business and growth plans and future financial performance; (3) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons; (4) the magnitude, timing, and benefits from any cost reduction actions: (5) Bridger’s exploration of, need for, or completion of any future financings, and (6) anticipated investments in additional aircraft, capital resources, and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: Bridger’s ability to identify and effectively implement any current or future anticipated cost reductions, including any resulting impacts to Bridger’s business and operations therefrom; the duration or severity of any domestic or international wildfire seasons; changes in domestic and foreign business, market, financial, political and legal conditions; Bridger’s failure to realize the anticipated benefits of any acquisitions; Bridger’s successful integration of the aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; Bridger’s ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the ability to successfully select, execute or integrate future acquisitions into Bridger’s business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2024. If any of these risks materialize or Bridger management’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended March 31,
	2024	2023
Revenues	$5,507	$365

Cost of revenues:
Flight operations	5,009	3,733
Maintenance	4,197	3,515
Total cost of revenues	9,206	7,248
Gross loss	(3,699)	(6,883)

Selling, general and administrative expense	11,610	33,229
Operating loss	(15,309)	(40,112)

Interest expense	(5,923)	(5,665)
Other income	1,159	1,092
Loss before income taxes	(20,073)	(44,685)
Income tax expense	(14)	-
Net loss	$(20,087)	$(44,685)

Series A Preferred Stock – adjustment for deemed dividend upon Closing	-	(48,300)
Series A Preferred Stock – adjustment to eliminate 50% multiplier	-	156,362
Series A Preferred Stock – adjustment to maximum redemptions value	(6,189)	(4,274)

(Loss) earnings attributable to Common stockholders - basic and diluted	$(26,276)	$59,103

(Loss) earnings per share - basic	$(0.55)	$1.36
(Loss) earnings per share - diluted	$(0.55)	$0.79

Weighted average Common Stock outstanding – basic	47,602	43,488
Weighted average Common Stock outstanding – diluted	47,602	74,987

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	As of March 31, 2024	As of December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$6,776	$22,956
Restricted cash	9,289	13,981
Investments in marketable securities	-	1,009
Accounts and note receivable	4,926	4,113
Aircraft support parts	476	488
Prepaid expenses and other current assets	3,740	2,648
Total current assets	25,207	45,195

Property, plant and equipment, net	195,871	196,611
Intangible assets, net	2,016	1,730
Goodwill	13,163	13,163
Other noncurrent assets	16,174	16,771
Total assets	$252,431	$273,470

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,932	$3,978
Accrued expenses and other current liabilities	11,955	17,168
Operating right-of-use current liability	2,153	2,153
Current portion of long-term debt, net of debt issuance costs	2,028	2,099
Total current liabilities	20,068	25,398
Long-term accrued expenses and other noncurrent liabilities	10,492	10,777
Operating right-of-use noncurrent liability	5,395	5,779
Long-term debt, net of debt issuance costs	204,115	204,585
Total liabilities	$240,070	$246,539

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A Preferred Stock	361,029	354,840

STOCKHOLDERS’ DEFICIT
Common Stock	5	5
Additional paid-in capital	83,953	84,771
Accumulated deficit	(433,759)	(413,672)
Accumulated other comprehensive income	1,133	987
Total stockholders’ deficit	(348,668)	(327,909)
Total liabilities, mezzanine equity, and stockholders’ deficit	$252,431	$273,470

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the three months ended March 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(20,087)	$(44,685)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,290	1,751
Stock based compensation expense	5,873	25,597
Amortization of debt issuance costs	192	239
Loss (gain) on disposal of fixed assets	255	(1)
Change in fair value of the Warrants	(266)	(1,599)
Change in fair value of freestanding derivative	-	51
Change in fair value of earnout consideration	15	-
Realized gain on investments in marketable securities	(16)	(259)
Change in fair value of embedded derivative	(885)	(346)
Changes in operating assets and liabilities:
Accounts receivable	(813)	(338)
Aircraft support parts	12	1,326
Prepaid expense and other current and noncurrent assets	(379)	(3,897)
Accounts payable, accrued expenses and other liabilities	(4,953)	(14,492)
Net cash used in operating activities	(19,762)	(36,653)

Cash Flows from Investing Activities:
Proceeds from sales and maturities of marketable securities	1,055	25,062
Purchases of property, plant and equipment	(957)	(11,171)
Sale of property, plant and equipment	-	114
Expenditures for capitalized software	(312)	-
Investments in construction in progress – buildings	-	(1,046)
Net cash (used in) provided by investing activities	(214)	12,959

Cash Flows from Financing Activities:
Costs incurred related to the Closing	-	(6,794)
Proceeds from the Closing	-	3,194
Repayments on debt	(733)	(469)
Payment of finance lease liability	(7)	(8)
Proceeds from issuance of Common Stock in the at-the-market offering	168	-
Payment of issuance costs for Common Stock in the at-the-market offering	(324)	-
Net cash used in financing activities	(896)	(4,077)
Net change in cash, cash equivalents and restricted cash	(20,872)	(27,771)
Cash, cash equivalents and restricted cash – beginning of the period	36,937	42,460
Cash, cash equivalents and restricted cash – end of the period	$16,065	$14,689
Less: Restricted cash – end of the period	9,289	12,399
Cash and cash equivalents – end of the period	$6,776	$2,290

EXHIBIT A
Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, for managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA certain costs that are required to be expensed in accordance with GAAP, including non-cash stock-based compensation, business development and integration expenses, offering costs, gains on disposals of fixed assets, non-cash adjustments to the fair value of earnout consideration, and non-cash adjustments to the fair value of Warrants issued in connection with the Reverse Recapitalization. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The reconciliation of Net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three months ended March 31, 2024 and 2023 is as follows:

(in thousands)	For the three months ended March 31,
	2024	2023
Net loss	$(20,087)	$(44,685)
Income tax expense	14	-
Depreciation and amortization	1,290	1,751
Interest expense	5,923	5,665
EBITDA	(12,860)	(37,269)
Stock-based compensation(1)	5,871	25,597
Business development & integration expenses(2)	312	519
Offering costs(3)	-	2,083
Gain on disposal(4)	-	(2)
Change in fair value of earnout consideration(5)	15	-
Change in fair value of Warrants(6)	(266)	(1,599)
Adjusted EBITDA	$(6,928)	$(10,671)

  Represents non-cash stock-based compensation expense associated with employee and non-employee equity awards.
  Represents expenses related to potential acquisition targets and additional business lines.
  Represents one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period.
  Represents gain on the disposal of fixed assets.
  Represents the non-cash fair value adjustment for earnout consideration issued in connection with the acquisition of Ignis Technologies, Inc.
  Represents the non-cash fair value adjustment for Warrants issued in connection with the Reverse Recapitalization.